UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
April 15, 2026
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Zscaler, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38413 (Commission File Number)	26-1173892 (I.R.S. Employer Identification Number)
120 Holger Way San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 533-0288
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	ZS	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2026, Raj Judge, the EVP of Corporate Strategy of Zscaler, Inc. (the "Company") informed the Company of his resignation. Mr. Judge’s departure will be effective on July 31, 2026. In connection with his departure, the Company expects Mr. Judge to receive certain severance benefits in accordance with the Company’s Change of Control and Severance Policy, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2024. Mr. Judge resigned as an officer of the Company, effective April 15, 2026.

In addition, Mr. Judge resigned as a member of the Board of Directors of the Company, effective April 15, 2026. Mr. Judge’s resignation from the Board of Directors is not the result of any disagreements with the Company on any matter, including relating to the Company’s operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zscaler, Inc.

April 16, 2026	/s/	Robert Schlossman
Robert Schlossman
Chief Legal Officer